        EXHIBIT 99.1

Charming Shoppes, Inc.

Employment Agreement

This EMPLOYMENT AGREEMENT is made as of December 31, 2007, by and between CHARMING SHOPPES, INC., a Pennsylvania corporation having its principal offices in Bensalem, Pennsylvania (the “Company”), and DORRIT J. BERN (the “Executive”).

WHEREAS, the Executive is presently employed by the Company in the capacity of President and Chief Executive Officer, and is a member of the Board of Directors of the Company where she currently serves as Chairman of the Board;

WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

WHEREAS, the Company recognizes that the Executive’s contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacity, and the Executive is desirous of such assurance.

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of January 1, 2005, as amended (the “2005 Employment Agreement”), and the parties have agreed that this Agreement will supercede and replace the 2005 Employment Agreement as of the Effective Date (as defined below) of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.	Term of Employment

(a)  The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to be employed by the Company in accordance with the terms and conditions set forth herein, for an initial term of three (3) years, commencing as of the Effective Date and ending on January 29, 2011, subject however, to earlier termination as expressly provided herein.

(b)  The Company may renew this Agreement (as described in Section 2.21(h) below) for an additional term of two (2) or more years after the initial term of three (3) years lapses.  In the event the Company notifies the Executive of its intent not to renew this Agreement for an additional term of two (2) or more years, this Agreement shall terminate at the end of the initial three (3) year term, except as otherwise specifically provided herein.

(c)  Notwithstanding the foregoing, if at any time during the Term (as defined in Section 2.38) a Change in Control of the Company occurs, then the Term of this Agreement shall automatically be extended until the later of:

(i)  two (2) years after the last day of the month in which such Change in Control occurs; or

(ii)  the end of the Term established under Sections 1(a) and 1(b) above.

Section 2.	Definitions

2.1  “Agreement” means this Employment Agreement between the Company and the Executive, including any amendments hereto.

2.2  “Annual Bonus” means the annual bonus paid to the Executive pursuant to Section 5.2 herein.

2.3  “Base Salary” means the salary of record paid to the Executive as annual salary, pursuant to Section 5.1 herein, excluding amounts received under incentive or other bonus plans, whether or not deferred.

2.4  “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Bonus Agreement” means the Bonus Agreement approved by the Compensation Committee in December, 2004 with respect to the replacement of the Executive’s split dollar life insurance with a new life insurance policy in 2004.

2.7  “Cause” means the Executive’s:

(a)  Willful and continued neglect, refusal or failure to substantially perform her duties with the Company (other than any such failure resulting from Disability or occurring after issuance by the Executive of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes that the Executive has willfully failed to substantially perform her duties, and after the Executive has failed to resume substantial performance of her duties on a continuous basis within ten (10) calendar days of receiving such demand;

(b)  Conviction of a felony involving a crime of moral turpitude; or

(c)  Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of determining Cause, no act or omission by the Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company.  Any act or failure to act based upon: (a) authority given pursuant to a resolution duly adopted by the Board, or (b) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company.

2.8  “Change in Control” or “CIC” of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(a)  Any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing twenty percent (20%) or more of the total voting power of all the then-outstanding Voting Securities; or

(b)  Those individuals who as of the date of this Agreement constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date of this Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(c)  There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), other than a Transaction which would result in the holders of Voting Securities having at least eighty percent (80%) of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least sixty percent (60%) of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered;  or

(d)  There is implemented or consummated a plan of complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction.  The Executive shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i)  passive ownership, either alone or with any Person, of less than five (5%) percent of any class of equity securities of the purchasing company that are registered under Section 12 of the Securities Exchange Act or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

2.9  “CIC-Severance Benefits” means the severance compensation payable to the Executive in connection with a Qualifying Termination as described in Section 8.2 herein.

2.10  “COBRA” shall refer to continued group health insurance coverage under Sections 601-607 of the federal Employee Retirement Income Security Act of 1974, as amended.

2.11  “Code” means the United States Internal Revenue Code of 1986, as amended.

2.12  “Compensation Committee” means the Compensation Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

2.13  “Company” means Charming Shoppes, Inc. a Pennsylvania corporation (including any and all subsidiaries).

2.14  “Date of Termination” means the date on which a termination of the Executive’s employment occurs, including non-renewal by the Company at the end of the Term.

2.15  “Director” means any individual who is a member of the Board of Directors of the Company.

2.16  “Disability” or “Disabled” means the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company.

2.17  “Effective Date” means February 1, 2008.

2.18  “Executive” means Dorrit J. Bern.

2.19  “Fair Market Value” means the value of a Share as determined by the Compensation Committee or its designee.

2.20  “Fiscal Year” means a fiscal year of the Company ending on the last Saturday nearest January 31.

2.21  “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following:

(a)  Assigning to the Executive duties materially inconsistent or, during the twenty-four (24) month period following a Change in Control, inconsistent, in either case with the Executive’s position (including status, titles, and reporting relationships), authority or responsibilities in effect on the Effective Date, or any other action by the Company which results in a diminution of the Executive’s position, authority, duties, or responsibilities as constituted as of the Effective Date (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof);

(b)  Requiring the Executive to be based in Pennsylvania or at a location which is at least fifty (50) miles farther from the Executive’s current primary residence;

(c)  Reducing the Executive’s Base Salary;

(d)  Reducing the Executive’s targeted Annual Bonus award opportunities in violation of Section 5.2;

(e)  Failing to maintain the Executive’s amount of benefits under or relative level of participation in the Company’s employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date; provided, however, that any such change that applies consistently to all executive officers of the Company or is required by applicable law shall not be deemed to constitute Good Reason;

(f)  Purportedly terminating the Executive’s employment otherwise than as expressly permitted by this Agreement;

(g)  Failing to require any successor to the Company to assume and agree to perform the Company’s obligations hereunder; or

(h)  Failure of the Company to renew this Agreement at the end of the initial three (3) year Term. The Company shall be considered to renew this Agreement if, at least ninety (90) days before the end of the Term, the Company offers the Executive a continuation of this Agreement on the terms provided herein, and with such adjustments as may be appropriate to reflect prevailing compensation practices in the Company’s industry at that time.  Comparable compensation under prevailing compensation practices will be determined by benchmarking against the comparable peer group in the Company’s industry that is used for establishing the compensation of the other members of senior management at the time, and, for purposes of the comparability analysis, the Executive’s future compensation will be determined without regard to equity grants previously made to the Executive under this Agreement or previous agreements.

2.22   “Notice of Termination” means a written notice which shall indicate the specific provision(s) in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision(s) so indicated.  A Notice of Termination shall include a notice of non-renewal of the Agreement as described in Section 1(b).

2.23  “Options” means the non-qualified stock options described in Section 5.3(b), which shall be exercisable for Shares.

2.24  “Performance Awards” means the Performance RSUs, Performance SARs and  Performance Options described in Section 5.3(c).

2.25   “Performance Options” means the non-qualified stock options described in Section 5.3(c), which shall be exercisable for Shares.

2.26  “Performance Period” means one or more Fiscal Years, as applicable.

2.27  “Performance RSUs” mean the restricted Shares described in Section 5.3(c), which shall be granted in the form of restricted stock units payable in Shares.

2.28  “Performance SARs” mean the stock appreciation rights described in Section 5.3(c), which shall be exercisable for Shares.

2.29   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.30  “Qualifying Termination” means any of the events described in Section 8.1 herein, the occurrence of which triggers the payment of CIC- Severance Benefits hereunder.

2.31  “Related Party” means (a) a majority-owned subsidiary of the Company; or (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary; or (c) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

2.32   “SARs” means the stock appreciation rights described in Section 5.3(b), which shall be exercisable for Shares.

2.33  “Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.34  “SERP” means the Charming Shoppes, Inc. Supplemental Retirement Plan.

2.35  “Severance Benefits” means the severance compensation payable to the Executive as described in Section 7.4 herein, as distinguished from CIC-Severance Benefits payable to the Executive in connection with a Qualifying Termination.

2.36  “Shareholder Return” means shareholder return as defined on Exhibit A.

2.37  “Shares” mean shares of the Company’s common stock.

2.38  “Term” means the period of time this Agreement is in effect, including the initial three (3) year period and any extensions thereof in accordance with this Agreement.

2.39  “Time Vested Shares” means the restricted Shares described in Section 5.3(a), which shall be granted in the form of restricted stock units payable in Shares.

2.40  “Voting Securities” or “Voting Security” means any securities of the Company which carry the right to vote generally in the election of Directors.

Section 3.	Position and Responsibilities

During the Term, the Executive agrees to serve as President and Chief Executive Officer of the Company. In her capacity as President and Chief Executive Officer of the Company, the Executive shall report directly to the Board of Directors, and shall maintain the level of duties and responsibilities in effect as of the Effective Date, or such higher level of duties and responsibilities as she may be assigned during the Term.  The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in corporate institutions of similar size and character.

Section 4.	Standard of Care

During the Term, the Executive agrees to devote substantially her full time, attention, and energies to the Company’s business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage.  Subject, however, to Section 12 herein, the Executive may serve in charitable and civic positions and as a director of those companies of which she is a director on the Effective Date and of other companies with the prior consent of the Board, which consent shall not be unreasonably withheld.  The Executive covenants, warrants, and represents that she shall devote her full and best efforts to the fulfillment of her employment obligations, and she shall exercise the highest degree of loyalty and the highest standards of conduct in the performance of her duties.

Section 5.	Compensation

As remuneration for all services to be rendered by the Executive during the Term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

5.1  Base Salary.  The Company shall pay the Executive a Base Salary of One Million Five Hundred Fifty Thousand Dollars ($1,550,000) per year, payable in equal installments throughout the year, consistent with the normal payroll practices of the Company.  The Base Salary shall be reviewed at least annually following the Effective Date to ascertain whether, in the judgment of the Board or the Compensation Committee, such Base Salary should be adjusted.  If so adjusted, the Base Salary as stated above shall, likewise, be adjusted for all purposes of this Agreement, but shall not in any event be decreased in any year.

5.2  Annual Bonus.  In addition to her Base Salary, the Executive shall be entitled to an Annual Bonus based on Company performance measured against targets based on the budget approved by the Board at the beginning of each Fiscal Year. The specific parameters of the Annual Bonus and the targets shall be as established by the Board and Compensation Committee, but it is agreed that performance that meets the approved target shall entitle the Executive to an Annual Bonus equal to one hundred percent (100%) of her Base Salary for that year and the maximum Annual Bonus payable shall be two hundred percent (200%) of Base Salary. The Annual Bonus shall be paid to the Executive promptly after it has been calculated, which shall be no later than thirty (30) days after receipt by the Company of the audit opinion of its independent auditors with respect to the Company’s annual financial statements for the Fiscal Year, but in any event no later than December 31 of the calendar year that includes the last day of the relevant Fiscal Year (or by such other date as may be allowed under the short-term deferral exception under section 409A of the Code).

5.3  Long-Term Incentives.  The Executive shall be eligible to participate in the Company’s long-term incentive plan, by receiving grants of Time Vested Shares, Options or SARs and Performance Awards, as follows:

(a)  On each of April 1, 2008, April 1, 2009 and April 1, 2010, the Company shall grant the Executive a number of Time Vested Shares having a Fair Market Value of one million two hundred thousand dollars ($1,200,000) on the grant date.  The number of Shares on each grant date shall be determined by dividing one million two hundred thousand dollars ($1,200,000) by the Fair Market Value of a Share on the grant date.  Each grant of Time Vested Shares shall vest as to one-third of the Shares on each of the third, fourth and fifth anniversaries of the grant date.  Vesting shall be subject to the Executive’s continued employment with the Company through the applicable vesting date, provided that vesting shall be accelerated in accordance with the terms set forth in Sections 7.1, 7.2, 7.4 and 8.4 below.

(b)  On each of April 1, 2008, April 1, 2009 and April 1, 2010, the Company shall grant the Executive a number of SARs or Options having a Fair Market Value of one million two hundred thousand dollars ($1,200,000) on the grant date.  The number of Shares subject to the Options or SARs on each grant date shall be determined by dividing one million two hundred thousand dollars ($1,200,000) by the Black-Scholes value of an Option or SAR on the grant date.  The per Share exercise price of the Options or SARs shall be equal to the Fair Market Value of a Share on the grant date.    Each grant of SARs or Options shall vest as to one-third of the Shares on each of the third, fourth and fifth anniversaries of the grant date.  Vesting shall be subject to the Executive’s continued employment with the Company through the applicable vesting date, provided that vesting shall be accelerated in accordance with the terms set forth in Sections 7.1, 7.2, 7.4 and 8.4 below.

(c)  On each of April 1, 2008, April 1, 2009 and April 1, 2010, the Company shall grant the Executive a number of Performance Awards based on performance during a specified Performance Period and based on a target Fair Market Value of one million two hundred thousand dollars ($1,200,000) on the grant date, as follows:

(i)  One-half of each grant of Performance Awards will be awarded as Performance SARs or Performance Options.  The number of Shares subject to the Performance SARs or the Performance Options on each grant date shall be determined based on the Company’s achievement of performance goals based on relative Shareholder Return as compared to the Company’s peer group for the three (3) Fiscal Years preceding the date on which the grant is made (e.g., the April 1, 2008 grant will be based on relative Shareholder Return for the Fiscal Years beginning in 2005, 2006 and 2007). The target award for each annual grant of Performance Options or Performance SARs will be six hundred thousand dollars ($600,000).  The performance goals shall provide for a grant of Performance Options or Performance SARs at a grant date value of fifty percent (50%) to two hundred percent (200%) of target based on achievement of the performance goals described on Exhibit A; provided that the grant date value of the April 1, 2008 Performance Options or Performance SARs shall be not less than 100% of target.  The Compensation Committee will measure the Company’s performance against the performance goals for the applicable Performance Period and will grant the Performance Options or Performance SARs on each of April 1, 2008, April 1, 2009 and April 1, 2010.  The number of Shares subject to the Performance Options or Performance SARs on each grant date shall be determined by dividing the amount determined based on achievement of the performance goals by the Black-Scholes value of an Option or SAR on the grant date. The per Share exercise price of the Performance Options or Performance SARs shall be equal to the Fair Market Value of a Share on the grant date. Each grant of Performance Options or Performance SARs shall vest as to one-half of the Shares on each of the first and second anniversaries of the grant date.  Vesting shall be subject to the Executive’s continued employment with the Company through the applicable vesting date, provided that vesting shall be accelerated in accordance with the terms set forth in Sections 7.1, 7.2, 7.4 and 8.4 below.

(ii)  One-half of each grant of Performance Awards will be awarded as  Performance RSUs.  The number of Shares underlying the Performance RSUs on each grant date shall be determined based on the Company’s achievement of performance goals based on relative Shareholder Return as compared to the Company’s peer group for the Fiscal Year immediately preceding the date on which the grant is made (e.g., the April 1, 2008 grant will be based on relative Shareholder Return for the Fiscal Year beginning in 2007).  The target award for each annual grant of Performance RSUs will be six hundred thousand dollars ($600,000).  The performance goals shall provide for a grant at a grant date value of fifty percent (50%) to two hundred percent (200%) of target based on achievement of the performance goals described on Exhibit A; provided that the grant date value of the April 1, 2008 Performance RSUs shall be not less than one hundred percent (100%) of target.  The Compensation Committee will measure the Company’s performance against the performance goals for the applicable Performance Period and will grant the Performance RSUs on each of April 1, 2008, April 1, 2009 and April 1, 2010.  The number of Shares subject to the Performance RSUs on each grant date shall be determined by dividing the amount determined based on achievement of the performance goals by the Fair Market Value of a Share on the grant date.  Each grant of Performance RSUs shall vest as to one-half of the Shares on each of the first and second anniversaries of the grant date.  Vesting shall be subject to the Executive’s continued employment with the Company through the applicable vesting date, provided that vesting shall be accelerated in accordance with the terms set forth in Sections 7.1, 7.2, 7.4 and 8.4 below.

(d)  Grants designated for an April 1 may be made on or around that date and shall be made at the same time as equity grants are made to other executives in accordance with the Company’s equity grant policy.  Each grant of Time Vested Shares, SARs, Options and Performance Awards shall be evidenced by a Restricted Stock Agreement, SAR Agreement or Option Agreement pursuant to the Company’s 2004 Stock Award and Incentive Plan, or a

successor plan.  If there is a change in the Company’s common stock for any reason, appropriate adjustments shall be made to the number and type of Shares to be granted under this Section 5.3 to retain the economic value of the grants to the Executive, with such adjustments to be consistent with the adjustments made for purposes of the Company’s 2004 Stock Award and Incentive Plan.

5.4  Retirement Benefits.

(a)  The Company shall provide to the Executive participation in all Company qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans as applicable to executives of the Company generally.  In addition, the Company shall provide to the Executive participation in all other nonqualified retirement programs typically offered to executives of the Company generally, including without limitation the SERP.

(b)  Nothing in this paragraph shall be construed as obligating the Company to refrain from changing, and/or amending the nonqualified retirement programs, so long as such changes are similarly applicable to all executives generally.

5.5  Employee Benefits.

(a)  During the Term, and as otherwise provided within the provisions of each of the respective plans, the Company shall provide to the Executive all benefits to which other executives and employees of the Company are entitled to receive, as commensurate with the position of President and Chief Executive Officer, subject to the eligibility requirements and other provisions of such arrangements as applicable to executives of the Company generally.  Such benefits shall include, but shall not be limited to, group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and short-term and long-term disability.

(b)  The Executive shall be entitled to paid vacation in accordance with the standard written policy of the Company with regard to vacations of executive employees.

(c)  The Executive shall be entitled to participate in any additional benefit plans and arrangements that may be established for executive employees during the term of this Agreement, including without limitation the Bonus Agreement, and benefits shall be provided according to the terms of such benefit plans and arrangements.

5.6  Right to Change Plans.  Section 5.5 herein shall not obligate the Company to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

5.7  Perquisites.  The Company shall provide to the Executive a perquisite allowance under which she may use, at her discretion, an amount up to Seventy Five Thousand Dollars ($75,000) per year on the same terms and for the same purposes as the perquisites provided to other senior executives of the Company.  The Company shall also provide to the Executive the use of a Company automobile and driver for business efficiency and security purposes.

Section 6.	Expenses

           Upon presentation of appropriate documentation, the Company shall pay, or reimburse the Executive, for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing her duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive’s participation is in the best interest of the Company.  The Company shall pay the reasonable legal fees and expenses of the Executive’s counsel, Morgan, Lewis & Bockius, LLP, in connection with the preparation of this Agreement.

Section 7.	Employment Termination

7.1  Termination Due to Death.

(a)  In the event the Executive’s employment is terminated during the Term by reason of death, the Executive’s benefits shall be determined in accordance with the Company’s retirement, survivor’s benefits, insurance, and other applicable programs of the Company then in effect.  Upon the death of the Executive, the Company’s obligation to pay the Executive the compensation described in Sections 5.1, 5.2, and 5.3 herein shall immediately terminate, except as otherwise provided therein.  The Company shall pay to the Executive’s estate a lump sum amount, payable within ninety (90) days after the Executive’s death, equal to the Executive’s unpaid target Annual Bonus established for the Fiscal Year in which the Executive’s Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year.  Vesting of the Executive’s outstanding equity awards with respect to stock of the Company or any successor (including outstanding Options, SARs, Performance Awards and Time Vested Shares)  shall be accelerated in full.  The Executive shall be entitled to receive all other rights and benefits in which she is vested at the date of her death, pursuant to this Agreement or to other plans and programs of the Company.

7.2  Termination Due to Disability.

(a)  In the event that the Executive becomes Disabled during the Term and is, therefore, unable, or the Board reasonably expects that the Executive will be unable, to perform her duties hereunder for more than one hundred eighty (180) total calendar days during any period of twelve (12) consecutive months, the Company may deliver written notice to the Executive of the Company’s intent to terminate her employment for Disability.  The Board shall deliver such written notice to the Executive at least thirty (30) calendar days prior to the intended Date of Termination.

(b)  A termination for Disability shall become effective upon the end of the thirty (30) day notice period.  Upon such Date of Termination, the Company’s obligation to pay and provide to the Executive the compensation described in the Sections 5.1, 5.2, and 5.3 herein shall immediately terminate, except as otherwise provided therein.  The Company shall pay to the Executive a lump sum amount, payable within ninety (90) days after the Date of Termination, equal to the Executive’s unpaid target Annual Bonus established for the Fiscal Year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year.  Vesting of the Executive’s outstanding equity awards with respect to stock of the Company or any successor (including outstanding Options, SARs, Performance Awards and Time Vested Shares) shall be accelerated in full.  The Executive shall receive all rights and benefits in which she is vested at the Date of Termination, pursuant to this Agreement or to other plans and programs of the Company.

(c)  The Board’s reasonable determination of Disability must be made in reliance on competent medical advice from one (1) or more individuals selected by the Board who are qualified to give such professional medical advice.

(d)  If the Executive and the Company disagree as to whether the Executive has suffered a Disability as described in subsection (a) above, the matter shall be referred to a panel of three (3) medical doctors, one of which shall be selected by the Executive, one of which shall be selected by the Company, and one of which shall be selected by the two (2) doctors as so selected, and the decision of a majority of the panel with respect to the question of whether the Executive has suffered a Disability shall be binding upon the Executive and the Company.  The expenses of any such referral shall be borne by the Company.  The Executive may be required by the Company to submit to medical examination at any time during the period of her employment hereunder, but not more often than quarterly, to determine whether a Disability exists for the purpose of this Agreement.

(e)  It is expressly understood that the Disability of the Executive for one hundred eighty (180) total calendar days or less during any period of twelve (12) consecutive months, in the absence of the Board’s reasonable expectation that her Disability will continue as described above, shall not constitute a failure by the Executive to perform her duties hereunder and shall not be deemed a breach or default, and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the Term.

7.3  Voluntary Termination by the Executive.

(a)  The Executive may terminate this Agreement at any time by giving the Board of Directors written notice of her intent to terminate, delivered at least ninety (90) calendar days prior to the intended Date of Termination.  The termination automatically shall become effective upon the expiration of the ninety (90) day notice period.

(b)  Upon the Date of Termination elected by the Executive as described in subsection (a) above, if such termination is not for Good Reason, the Company shall pay the Executive her Base Salary through the Date of Termination, plus all other benefits to which the Executive has a vested right to receive at that time.  The Executive shall not be entitled to be paid any Annual Bonus with respect to the Fiscal Year in which she voluntarily terminates this Agreement (other than for Good Reason).  With the exception of the Executive’s obligations set forth in Section 12 herein (which shall survive such termination), the Company and the Executive shall thereafter have no further obligations under this Agreement.

7.4  Termination by the Company Without Cause and Termination by Executive for Good Reason; Severance Benefits.

(a)  At any time during the Term, the Board may terminate this Agreement without Cause, by providing to the Executive a Notice of Termination at least ninety (90) calendar days prior to the intended Date of Termination.

(b)  At any time during the Term, the Executive may terminate this Agreement for Good Reason by providing to the Board a Notice of Termination, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.   The Executive shall provide the Notice of Termination for Good Reason at any time at or before the end of the Term.  The Executive’s right to terminate for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness unless such incapacity is determined to constitute a Disability as provided herein.  The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

(c)  Upon the Date of Termination as contemplated by Section 7.4(a) or 7.4(b), the Company shall provide to the Executive the following Severance Benefits:

(i)  The Company shall pay to the Executive, in twenty-four (24) equal monthly installments, an amount equal to two times (2x) the sum of (i) the Executive’s annual Base Salary plus (ii) the three (3) year average of the actual Annual Bonus paid to the Executive for the most recent three (3) completed Fiscal Years.  These payments shall begin within thirty (30) days following the Date of Termination.

(ii)  The Executive may continue to participate in the Company’s health plan for two (2) years following the Date of Termination by paying the COBRA cost of such coverage.  The Company shall reimburse the Executive an amount equal to the Executive’s monthly COBRA cost under the Company’s health plan for the two (2) year period, provided, however, that reimbursement of the COBRA cost shall be discontinued prior to the end of the two (2) year period if the Executive ceases to elect COBRA coverage under the Company’s health plan or if the Executive has available substantially similar benefits from a subsequent employer, as determined by the Compensation Committee.  The COBRA reimbursement payments shall be paid monthly on the first payroll date of each month, beginning within thirty (30) days after the Date of Termination.  On each date on which a payment is made under this Section 7.4(c)(ii), the Company will pay the Executive an additional amount equal to the federal, state and local income and payroll taxes that the Executive incurs on all amounts paid under this Section 7.4(c)(ii).  This gross up payment will be made with respect to each payment under Section 7.4(c)(ii) and will cease when payments under this Section 7.4(c)(ii) cease.

(iii)  The Company shall pay Executive a lump sum cash reimbursement equal to the cost to the Executive to secure life insurance, accidental death and dismemberment insurance and disability insurance coverage for two (2) years following the Date of Termination, less the amount that the Executive would have paid to the Company for these benefits had the Executive continued participation in the Company’s life insurance, accidental death and dismemberment insurance and disability insurance programs, on the same terms and conditions as in effect immediately preceding the Executive’s Date of Termination.  Such lump sum payment shall be made within thirty (30) days following the Date of Termination.

(iv)  The Company shall pay to the Executive a lump sum amount, payable within thirty (30) days after the Date of Termination, equal to the Executive’s unpaid target Annual Bonus established for the Fiscal Year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year.

(v)  The Executive’s accrued benefit in the SERP shall become fully vested as of the Date of Termination and such accrued benefit shall be paid in accordance with the terms of the SERP.

(vi)  The vesting schedule of the Executive’s outstanding equity awards with respect to stock of the Company or any successor (including outstanding Options, SARs, Performance Awards and Time Vested Shares) shall be accelerated by two (2) years and the outstanding equity awards that would have vested if the Executive had continued employment for an additional two (2) years following such Date of Termination shall become vested on the Date of Termination, and the outstanding equity awards otherwise shall be treated pursuant to the terms of the applicable plan or agreement.

(vii)  The Company shall pay the Executive all other benefits to which the Executive has a vested right at the time, according to the provisions of this Agreement or the governing plan or program.

(d)  Notwithstanding the foregoing, if and to the extent required by Section 409A of the Code, payments described in this Section 7.4 shall be subject to the six-month delay described in Section 13.10(b) below.

(e)  Upon termination of this Agreement pursuant to this Section 7.4, with the exception of the Executive’s obligations set forth in Section 12 herein and the Company’s obligation to make payments under this Section 7.4 (which shall survive such termination), the Company and the Executive shall thereafter have no further obligations under this Agreement.

(f)  If a Qualifying Termination occurs, the Executive shall receive CIC-Severance Benefits as set forth in Section 8.2 rather than the Severance Benefits set forth in this Section 7.4.

7.5  Termination for Cause.

(a)  Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive’s employment under this Agreement for “Cause,” effective as of a date determined by the Board.

(b)  Executive shall not be deemed to be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Executive and Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged in conduct which constitutes Cause as defined herein, and specifying the particulars thereof in detail.

(c)  In the event this Agreement is terminated by the Board for Cause, the Company shall pay the Executive her Base Salary through the effective date of the termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) she would otherwise have been entitled to receive under this Agreement.  The Company and the Executive thereafter shall have no further obligations under this Agreement, except for the Executive’s obligations set forth in Section 12, which shall survive such termination.

Section 8.	Change in Control

8.1  Qualifying Termination.  The Executive shall be entitled to receive from the Company CIC-Severance Benefits if there is a Change in Control of the Company and a Qualifying Termination occurs.  CIC-Severance Benefits shall be paid in lieu of all other Severance Benefits provided to the Executive under the terms of this Agreement.  “Qualifying Termination” means a termination of the Executive’s employment based upon the occurrence of any one or more of the following events:

(i)  termination of the Executive’s employment by the Company without Cause within twenty-four (24) calendar months following the end of the month in which a Change in Control of the Company occurs, as evidenced by a Notice of Termination delivered by the Company to the Executive,

(ii)  termination of the Executive’s employment by the Company without Cause if, within three (3) months after the Date of Termination, a Change in Control occurs or a binding agreement is entered into that results in transaction described in Section 2.8(c) or Section 2.8(d);

(iii)  a voluntary termination by the Executive for Good Reason within twenty-four (24) calendar months following the end of the month in which a Change in Control of the Company occurs, as evidenced by a Notice of Termination delivered to the Company by the Executive; or

(iv)  termination by the Executive based on the Company or any successor company materially breaching any of the provisions of Sections 5 or 6 herein or failing to comply with the provisions of the second paragraph of Section 9.1 herein.

8.2  CIC -Severance Benefits Paid upon a Qualifying Termination.

(a)  Upon a Qualifying Termination, the Executive shall be entitled to receive the following CIC-Severance Benefits, which, in the case of lump sum payments, shall be paid within thirty (30) days after the Date of Termination:

(i)  A lump sum amount equal to three times (3x) the highest rate of the Executive’s annualized Base Salary in effect at any time from her initial date of employment with the Company up to and including the Date of Termination.

(ii)  A lump sum amount equal to three times (3x) the three (3) year average of the actual Annual Bonus paid to the Executive for the most recent three (3) completed Fiscal Years.

(iii)  A lump sum amount equal to the Executive’s unpaid targeted Annual Bonus established for the Fiscal Year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year.

(iv)  A lump sum amount equal to the Executive’s unpaid Base Salary, accrued vacation pay and earned but not taken vacation pay through the Date of Termination.

(v)  The Executive may continue to participate in the Company’s health plan for two (2) years following the Date of Termination by paying the COBRA cost of such coverage.  The Company shall reimburse the Executive an amount equal to the Executive’s monthly COBRA cost under the Company’s health plan for the two (2) year period, provided, however, that reimbursement of the COBRA cost shall be discontinued prior to the end of the two (2) year period if the Executive ceases to elect COBRA coverage under the Company’s health plan or if the Executive has available substantially similar benefits from a subsequent employer, as determined by the Compensation Committee.  The COBRA reimbursement payments shall be paid monthly on the first payroll date of each month, beginning within thirty (30) days after the Date of Termination.  On each date on which a payment is made under this Section 8.2(a)(v), the Company will pay the Executive an additional amount equal to the federal, state and local income and payroll taxes that the Executive incurs on all amounts paid under this Section 8.2(a)(v).  This gross up payment will be made with respect to each payment under Section 8.2(a)(v) and will cease when payments under this Section 8.2(a)(v) cease.

(vi)  The Company shall pay Executive a lump sum cash reimbursement equal to the cost to the Executive to secure life insurance, accidental death and dismemberment insurance and disability insurance coverage for two (2) years following the Date of Termination, less the amount that the Executive would have paid to the Company for these benefits had the Executive continued participation in the Company’s life insurance, accidental death and dismemberment insurance and disability insurance programs, on the same terms and conditions as in effect immediately preceding the Executive’s Date of Termination.  Such lump sum payment shall be made within thirty (30) days following the Date of Termination.

(vii)  The Executive’s outstanding equity with respect to stock of the Company or a successor (including outstanding Options, SARs, Performance Awards and Time Vested Shares) shall become vested in accordance with Section 8.4 below and otherwise shall be treated pursuant to the terms of the applicable plan or agreement.

(viii)  The Executive’s accrued benefit in the SERP shall become fully vested as of the Date of Termination and such accrued benefit shall be paid in accordance with the terms of the SERP.

(ix)  The aggregate benefits accrued by the Executive as of the Effective Date of Termination under any savings and retirement plan sponsored by the Company shall be distributed pursuant to the terms of the applicable plan.  Compensation which has been deferred under the Charming Shoppes Variable Deferred Compensation Plan or other plans sponsored by the Company, as applicable, together with all interest that has been credited with respect to any such deferred compensation balances, shall be distributed pursuant to the terms of the applicable plan.

(x)  The Company shall pay the Executive all other benefits to which the Executive has a vested right on the Date of Termination of a Qualifying Termination, according to the provisions of this Agreement or the governing plan or program.

(b)  Notwithstanding the foregoing, the amounts described in clauses (i) and (ii) of Section 8.2(a) will be paid in a lump sum payment only if the transaction constituting a Change of Control under this Agreement is also a “change in control event” within the meaning of Section 409A of the Code and the regulations thereunder, and if the Executive’s employment is terminated under this Section 8.2 upon or within two (2) years following such Change in Control.  If the transaction constituting the Change in Control is not a “change in control event” within the meaning of Section 409A of the Code and the regulations thereunder or the Executive’s employment is terminated under this Section 8.2 after the two (2) year period following such Change in Control, and if required by Section 409A, the severance amount described in clauses (i) and (ii) of this Section 8.2 shall be paid as follows: (i) the portion of the severance amount that equals the amount calculated under Section 7.4(c)(i) shall be paid in twenty four (24) monthly installments, beginning within thirty (30) days after the Date of Termination, and (ii) the portion of the severance amount in excess of the amount calculated under Section 7.4(c)(i) shall be paid in a lump sum payment within thirty (30) days after the Date of Termination, in both cases subject to subsection (c) below.

(c)  Notwithstanding the foregoing, if and to the extent required by Section 409A of the Code, payments described in this Section 8.2 shall be subject to the six-month delay described in Section 13.10(b) below.

8.3  Excise Tax Equalization Payment.  In the event a Change in Control occurs and the Executive becomes entitled to any benefits or payments under this Agreement, or any other plan, arrangement, or agreement with the Company (the “Total Payments”), and such benefits or payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the “Gross-Up Payment”) such that the net amount to be retained by the Executive after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 8.3 (including FICA) shall be equal to the Total Payments.  Such payment shall be made by the Company to the Executive on or before the date on which the taxes are remitted by the Company to the taxing authorities, and all such payments shall be made in accordance with Section 409A of the Code.  Notwithstanding the foregoing provisions of this Section 8.3, if it shall be determined that the Parachute Value of the Total Payments is more than one hundred percent (100%) but less than one hundred five percent (105%) of the Safe Harbor Amount, then no Gross-Up Payment shall be paid to the Executive.  The term “Parachute Value” means the present value, as of the date of the change of control for purposes of Section 280G of the Code, of those Total Payments that are  “parachute payments” under Section 280G of the Code.  The term “Safe Harbor Amount” means 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(a)  Tax Computation.  In determining the potential impact of the Excise Tax, the Company may rely on any advice it deems appropriate, including, but not limited to, the counsel of its independent auditors.  For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

(i)  any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company’s advisors, including, but not limited to, its independent auditors, any portion of the Total Payments do not constitute parachute payments by reason of Section 280G(b)(4)(A)-(B) of the Code or are otherwise not subject to the Excise Tax;

(ii)  the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

(iii)  the value of any noncash benefits or any deferred or accumulated payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

(b)  Subsequent Recalculation.  In the event the Internal Revenue Service proposes to increase the amount of Excise Tax payable by the Executive in excess of the computation of the Company under Section 8.3 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee; provided, however, that the Executive follows the procedures set forth in this Section 8.3.  All reimbursements shall be made on or before the date on which the taxes are remitted by the Company to the taxing authorities and in accordance with Section 409A of the Code.

The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than ten (10) business days after the later of either: (i) the date the Executive has actual knowledge of such claim, or (ii) ten (10) days after the Internal Revenue Service issues to the Executive either a written report proposing imposition of the Excise Tax or a statutory notice of deficiency with respect thereto, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)  give the Company any information reasonably requested by the Company relating to such claim;

(ii)  take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

(iii)  cooperate with the Company in good faith in order effectively to contest such claim; and

(iv)  permit the Company to participate in any proceedings relating to such claims.

Provided, however, that the Company shall directly bear and pay all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including FICA), including interest and penalties with respect thereto, imposed and payment of costs and expenses.  Without limitation of the foregoing provisions of this Section 8.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim.

If the Company does not notify the Executive in writing prior to the expiration of such thirty (30) day period that it desires to contest such claim, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee, all as contemplated by this Section 8.3.

If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 8.3, the Executive receives a refund with respect to such claim due to an overpayment of Excise Tax, including interest and penalties with respect thereto, the Executive shall (subject to the Company’s complying with the requirements of this Section 8.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

8.4  Equity Acceleration upon a Change in Control.  Notwithstanding anything in this Agreement to the contrary, upon a Change in Control, the Executive’s outstanding equity awards with respect to stock of the Company or a successor (including outstanding Options, SARs, Performance Awards and Time Vested Shares) shall become fully vested if the acquiring company does not convert the Executive’s outstanding equity awards to equity awards of the acquiring company (or the parent of the acquiring company, if the acquirer is a subsidiary) that have the same economic value, vesting provisions and other terms as the Executive’s outstanding  equity awards.  If, upon a Change in Control, the acquiring company does convert the Executive’s outstanding equity awards to equity awards of the acquiring company (or the parent of the acquiring company, if the acquirer is a subsidiary) that have the same economic value, vesting provisions and other terms as the Executive’s outstanding equity awards, the vesting schedule of the Executive’s outstanding equity awards with respect to stock of the Company or a successor (including outstanding Options, SARs, Performance Awards and Time Vested Shares) shall be accelerated by two (2) years and the outstanding equity awards that would have vested over the two (2) year period following such Change in Control shall become vested on the date of the Change in Control, unless the terms of the grant agreements provide for greater vesting.  If the Executive’s employment terminates upon a Qualifying Termination, the Executive’s outstanding equity awards with respect to stock of the Company or a successor (including any acquiring company or any parent of an acquirer) shall become fully vested.  Nothing in this Section 8.4 shall limit the provisions of any of the Executive’s existing equity grant agreements.

Section 9.	Assignment

9.1  Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the

“Company” under the terms of this Agreement.  As used in this Agreement, the term “successor” shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company.  Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

Failure of the Company to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle the Executive to benefit from the Company in the same amount and on the same terms as the Executive would be entitled to receive in the event of a termination of employment for Good Reason as provided in Section 7.4 or 8.2, if the failure of assignment follows or is in connection with a Change in Control.  Except as herein provided, this Agreement may not otherwise be assigned by the Company.

9.2  Assignment by Executive.  The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive’s duties may not be assigned by the Executive; provided, however that this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, and administrators, successors, heirs, distributes, devices, and legatees.  If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, in the absence of such designee, to the Executive’s estate.

Section 10.	Dispute Resolution and Notice

10.1  Dispute Resolution.  Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of her employment with the Company, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.

Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. Subject to the limitation set forth in Section 10.2 related to legal fees incurred by the Executive, all expenses of such arbitration shall be borne by the Company.

10.2  Payment of Legal Fees.  To the extent permitted by law, the Company shall pay (or advance, upon the written request of the Executive) legal fees, costs of arbitration, prejudgment interest, and other expenses incurred (or to be incurred) in good faith by the Executive as a result of the Company’s refusal to provide the Severance Benefits or CIC-Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company’s contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict (including conflicts related to the calculation of parachute payments) between the parties pertaining to this Agreement, subject to an overall limit on the payment of legal fees incurred by the Executive of fifty thousand dollars ($50,000).

10.3  Notice.  Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address she has filed in writing with the Company or, in the case of the Company, at its principal offices.

Section 11.	Outplacement Assistance

The Company shall pay directly or reimburse the Executive up to a maximum of Fifty Thousand Dollars ($50,000) for the costs of outplacement services utilized by the Executive within the two (2) year period after termination of this Agreement as a result of a termination for Good Reason or a termination without Cause.  The Company will provide reimbursement for the costs of outplacement services, provided that such reimbursements are available only for expenses incurred by the Executive, and the reimbursements shall be made within thirty (30) days after the Executive submits her reimbursement request and in no event by the end of the third taxable year following the Date of Termination.

Section 12.	Confidentiality and Noncompetition

12.1  Disclosure of Information.  The Executive recognizes that she has access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of her duties under this Agreement.  The Executive will not, during or after the Term hereof, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall she make use of any such information for her own purposes, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain except as required by law or pursuant to administrative or legal process.

12.2  Covenants Regarding Other Employees.  During the Term and for a period of twenty-four (24) months following the termination of Executive’s employment hereunder for any reason, the Executive agrees not to attempt to induce any merchant, buyer, or manager or higher level employee of the Company to terminate his or her employment with the Company.

12.3  Non-compete Following a Termination of Employment.  During the Term and for a period of twenty-four (24) months following the termination of Executive’s employment hereunder for any reason, the Executive will not: (a) directly or indirectly own any equity or proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five percent (5%) of any class of outstanding securities), or be an employee, agent, director, advisor, or consultant to or for, any Competitor (as defined below) of the Company in the United States, whether on her own behalf or on behalf of any person, and involved in the procuring, sale, marketing, promotion, or distribution of any product or product lines competitive with any product or product lines of the Company at the end of the Term or on the Date of Termination, if earlier, and the Executive will not assist in, manage, or supervise any of the foregone activities, or (b) undertake any action to induce or cause any supplier to discontinue any part of its business with the Company.  For purposes of this Section of this Agreement, “Competitor” shall have the following meaning:

(a)  Except as provided in subsection (b) below, “Competitor” shall mean at any time only a chain of retail stores with fifty (50) or more store locations; provided, however, that the average square footage of the chain’s stores is less than fifteen thousand (15,000) square feet.

(b)  During any period in which Executive is receiving severance payments under Section 7.4(c)(i) above, the term “Competitor” shall mean, in addition to a Competitor as described in subsection (a), a chain of retail stores with one hundred (100) or more store locations (without regard to square footage) whose gross revenues in plus size women’s apparel (sizes 14-34) exceeds five percent (5%) of its total gross revenues.  If Executive waives her right to receive severance payments under Section 7.4(c)(i) above, or otherwise does not receive severance payments under Section 7.4(c)(i), the term “Competitor” shall have the meaning given that term in subsection (a) above.

Section 13.	Miscellaneous

13.1  Entire Agreement.  This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto or between the Executive and the Company, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.

13.2  Modification.  This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

13.3  Severability.  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

13.4  Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

13.5  Tax Withholding.  The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

13.6  Beneficiaries.  Any payment or benefits hereunder due the Executive at the time of her death shall nonetheless be paid or provided and the Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement.  Such designation must be in the form of a signed writing acceptable to the Board or the Board’s designee.  The Executive may make or change such designation at any time.

13.7  Payment Obligation Absolute.  The Company’s obligation to make the payments and the arrangement provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else.  All amounts payable by the Company hereunder shall be paid without notice or demand.  Subject to the provisions set forth in Section 8.3, each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever other than Executive’s breach of Section 12 herein.

The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Agreement; provided, however, that continued health plan participation pursuant to Section 7.4(c)(ii) or 8.2(v) shall be discontinued in the event the Executive becomes eligible to receive substantially similar benefits from a successor employer.

13.8  Contractual Rights to Benefits.  This Agreement establishes and vests in the Executive a contractual right to the benefits to which she is entitled hereunder.  However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

13.9  Specific Performance.  The Executive acknowledges that the obligations undertaken by her pursuant to Section 12 of this Agreement are unique and that the Company will likely have no adequate remedy at law if the Executive shall fail to perform any of her obligations hereunder.  The Executive therefore confirms that the Company’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements, and other provisions of this Agreement specifically performed by the Executive and the Company shall have the right to obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive.

13.10  Compliance with Section 409A of the Code.

(a)  The Agreement is intended to comply with the requirements of Section 409A of the Code or an exemption, and shall in all respects be administered in accordance with Section 409A.  Notwithstanding anything in the Agreement to the contrary, distributions upon termination of employment may only be made under the Agreement upon a “separation from service” as determined under Section 409A.  Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A.  In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement.  All reimbursements provided under the Agreement shall be made in accordance with the requirements of Section 409A of the Code.

(b)  Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s termination of employment with the Company, the Executive is a “specified employee” (as defined in Section 409A of the Code) and it is necessary to postpone the commencement of any payments under this Agreement in order to prevent taxation under

Section 409A, then the Company shall postpone commencement of such payments hereunder (without any reduction in such payments ultimately paid or provided to the Executive) until the first payroll date that occurs after the date that is six (6) months following the Executive’s “separation from service” with the Company (within the meaning of such term under Section 409A).  If any payments are postponed, the postponed amounts will be paid in a lump sum to the Executive on the first payroll date that occurs after the date that is six (6) months following the Executive’s “separation from service” with the Company.  If the Executive dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death.

13.11  Governing Law.

To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the substantive laws (and not the choice of law rules) of the Commonwealth of Pennsylvania.

Section 14.	Indemnification

The Company hereby covenants and agrees to indemnify and hold harmless the Executive fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of her duties and obligations under the terms of this Agreement and her service as a member of the Board of Directors.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

Executive:
_____________________________________
DORRIT J. BERN

ATTEST:	CHARMING SHOPPES, INC.
By:_________________________________	By: __________________________________
Corporate Secretary	Name:
Title:

EXHIBIT A

Shareholder Return

For purposes of this Agreement, “Shareholder Return” means the return on common shares to a shareholder during the applicable Performance Period, assuming reinvestment of cash dividends declared on such common shares during the Performance Period.  Shareholder Return shall be calculated as the increase (or decrease) in the value of a share of stock during the Performance Period, based on the average value of a share of stock over the twenty (20) trading day period at the end of the Performance Period (as described below) as compared to the average value of a share of stock over the twenty (20) trading days at the beginning of the Performance Period (as described below), and assuming reinvestment of cash dividends declared on such stock during the Performance Period.  The share price shall be adjusted to take into account stock splits, stock dividends and spinoffs, but not extraordinary dividends (i.e. other one-time non-recurring cash dividends declared on such shares) as determined by the Compensation Committee, during the Performance Period.

The twenty (20) trading day period at the end of the Performance Period shall be the twenty (20) trading day period beginning ten (10) trading days before the end of the Performance Period and ending ten (10) trading days after the end of the Performance Period.  The twenty (20) trading day period at the beginning of the Performance Period shall be the twenty (20) trading day period beginning ten (10) trading days before the first day of the Performance Period and ending ten (10) trading days after the first day of the Performance Period.

The Company’s Shareholder Return shall be compared to the average Shareholder Return of the corporations in the Company’s peer group, as set forth in the Company’s annual proxy for the Fiscal Year prior to the commencement of the Performance Period.  For Performance Periods beginning before 2007, the peer group set forth in the Company’s 2007 proxy shall be used.  The results shall be certified by the Compensation Committee for each Performance Period.

The peer group shall be established at the beginning of the Performance Period.  Any corporation that announces any of the following events during the Performance Period shall be removed from the peer group for the Performance Period as of the date of the public announcement and will be excluded from the peer group for the entire Performance Period:  (a) an acquisition of the corporation (by merger, stock acquisition or acquisition of more than 50% of the corporation’s assets), (b) delisting of a corporation’s stock from a stock exchange for any reason, (c) any outside person or group acquires 20% or more of the market value of the corporation, or (d) the corporation’s filing for bankruptcy under the federal or applicable state bankruptcy laws.

Performance Awards Granted as Options or SARs

Each grant of Performance Options or Performance SARs shall be granted based on a target value of $600,000.  Performance will be based on the Company’s historical three-year relative Shareholder Return compared to the peer group, as follows:

•	Less than 30th percentile positioning = 0% of target ($0)
•	30th percentile positioning = Threshold 50% of target ($300,000)
•	60th percentile positioning = Target 100% of target ($600,000)
•	90th– 100th percentile positioning = Maximum 200% of target ($1,200,000)

Performance between levels shall result in an award determined by linear interpolation.

Performance Awards Granted as RSUs

Each grant of Performance RSUs shall be granted based on a target value of $600,000.  Performance will be based on the Company’s historical one-year relative Shareholder Return compared to the peer group, as follows:

•	Less than 30th percentile positioning = 0% of target ($0)
•	30th percentile positioning = Threshold 50% of target ($300,000)
•	60th percentile positioning = Target 100% of target ($600,000)
•	90th– 100th percentile positioning = Maximum 200% of target ($1,200,000)

Performance between levels shall result in an award determined by linear interpolation.